       As filed with the Securities and Exchange Commission on May 6, 2005
                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------
                           FIRST ALBANY COMPANIES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             NEW YORK                                     22-2655804
 (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER IDENTIFICATION
  INCORPORATION OR ORGANIZATION)                           NUMBER)

                                  677 BROADWAY
                           ALBANY, NEW YORK 12207-2990
                                 (518) 447-8500
              (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           FIRST ALBANY COMPANIES INC.
                       2005 DEFERRED COMPENSATION PLAN FOR
               PROFESSIONAL AND OTHER HIGHLY COMPENSATED EMPLOYEES

                            (FULL TITLE OF THE PLANS)

                                  GORDON J. FOX
                           EXECUTIVE MANAGING DIRECTOR
                           FIRST ALBANY COMPANIES INC.
                                  677 BROADWAY
                           ALBANY, NEW YORK 12207-2990
                                 (518) 447-8500
           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                           COPY OF COMMUNICATIONS TO:

                              ARTHUR H. KOHN, ESQ.
                      CLEARY GOTTLIEB STEEN & HAMILTON LLP
                                ONE LIBERTY PLAZA
                            NEW YORK, NEW YORK 10006
                                 (212) 225-2000

                                   -----------

                         CALCULATION OF REGISTRATION FEE

                                                        PROPOSED MAXIMUM     PROPOSED MAXIMUM
    TITLE OF SECURITIES              AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
      TO BE REGISTERED            REGISTERED (1) (2)       SHARE (3)              PRICE           REGISTRATION FEE
      ----------------            ------------------       ---------              -----           ----------------
Common Stock, $.01 par value           300,000               $6.445             $1,933,500             $227.58

(1) The 300,000 shares to be registered represent shares that will be paid to participants in the First Albany Companies Inc. 2005 Deferred Compensation Plan For Professional and Other Highly Compensated Employees (the "Plan") in satisfaction of certain Deferred Compensation Obligations that are payable in shares of First Albany Companies Inc. Common Stock under the terms of the Plan. The Deferred Compensation Obligations are unsecured obligations of First Albany Companies Inc. to pay deferred compensation in the future in accordance with the terms of the Plan. Deferred Compensation Obligations in the amount of $9,000,000.00 were registered on the Registration Statement on Form S-8 (Registration No. 333-121928) filed by First Albany Companies Inc. on January 10, 2005.

(2) This Registration Statement shall be deemed to cover any additional shares of Common Stock which will become issuable under such plan by reason of any stock dividend, stock split, recapitalization or other similar transaction. This Registration Statement also covers the rights (the "Rights") attached to each share of Common Stock pursuant to the Rights Agreement dated March 30, 1998. Until the occurrence of certain specified events, the Rights are not exercisable, are evidenced by the certificates representing the shares and may be transferred only together with the shares

(3) Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933, as amended, and based upon the average of the high ($6.49) and low ($6.40) prices of the Common Stock as reported on the NASDAQ National Exchange on May 5, 2005.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents which have been filed by First Albany Companies Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein and made a part hereof:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Commission on March 15, 2005;

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2004; and

         (c) The description of the Registrant's shares of Common Stock contained in the Registrant's Registration Statement on Form 8A, filed with the Commission pursuant to Section 12 of the Exchange Act on January 14, 1986, and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports or other documents.

         Any statements contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the Common Stock offered pursuant to this Registration Statement has been passed upon for the Registrant by Patricia Arciero-Craig, Esq., Assistant Secretary of the Registrant, 677 Broadway, Albany, New York 12207-2990. Ms. Arciero-Craig is the beneficial owner of Common Stock of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 6.07 of the Registrant's By-Laws permits the indemnification of officers and directors under certain circumstances to the full extent that such indemnification may be permitted by law.

         Such rights of indemnification are in addition to, and not in limitation of, any rights to indemnification to which any officer or director of the Registrant is entitled under the Business Corporation Law of the State of New York (Sections 721 through 726), which provides for indemnification by a corporation of its officers and directors under certain circumstances as stated in the Business Corporation Law and subject to specified limitations set forth in the Business Corporation Law. The Registrant has also purchased director and officer liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         Exhibits. See the Exhibit Index immediately following the signature page hereto.

ITEM 9.  UNDERTAKINGS.

         (1) The Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany and the State of New York on the 6th day of May, 2005.

                             FIRST ALBANY COMPANIES INC.

                                  By       /s/ Alan P. Goldberg
                                       -----------------------------------
                                       Name: Alan P. Goldberg
                                       Title: President and Chief Executive
                                              Officer

                                POWER OF ATTORNEY

                  Know all men by these presents, that each officer or director of First Albany Companies Inc. whose signature appears below constitutes and appoints Alan P. Goldberg and Steven R. Jenkins, and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, to sign for him and in his name, place and stead in any and all capacities indicated below, the Registration Statement on Form S-8 to be filed herewith and any and all pre-effective and post-effective amendments and supplements to the said Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities and on the dates indicated.

           Signature                                            Title                                        Date
           ---------                                            -----                                        ----
     /s/ George C. McNamee                                                                                May 6, 2005
---------------------------------                                                                      ----------------
       George C. McNamee                                      Chairman

     /s/ Alan P. Goldberg                                                                                 May 6, 2005
---------------------------------                                                                      ----------------
       Alan P. Goldberg                    Director, President and Chief Executive Officer
                                                    (Principal Executive Officer)
     /s/ Steven R. Jenkins                                                                                May 6, 2005
---------------------------------                                                                      ----------------
       Steven R. Jenkins                   Chief Operating Officer and Chief Financial Officer
                                                    (Principal Accounting Officer and
                                                       Principal Financial Officer)
     /s/ Carl P. Carlucci                                                                                 May 6, 2005
---------------------------------                                                                      ----------------
       Carl P. Carlucci                                       Director

   /s/ Walter W. Fiederowicz                                                                              May 6, 2005
---------------------------------                                                                      ----------------
     Walter W. Fiederowicz                                    Director

 /s/ Nicholas A. Gravante, Jr.                                                                            May 6, 2005
---------------------------------                                                                      ----------------
   Nicholas A. Gravante, Jr.                                  Director

   /s/ Hugh A. Johnson, Jr.                                                                               May 6, 2005
---------------------------------                                                                      ----------------
     Hugh A. Johnson, Jr.                                     Director

       /s/ Dale Kutnick                                                                                   May 6, 2005
---------------------------------                                                                      ----------------
         Dale Kutnick                                         Director

    /s/ Shannon P. O'Brien                                                                                May 6, 2005
---------------------------------                                                                      ----------------
      Shannon P. O'Brien                                      Director

      /s/ Arthur J. Roth                                                                                  May 6, 2005
---------------------------------                                                                      ----------------
        Arthur J. Roth                                        Director

                                  EXHIBIT INDEX

Exhibit No.                           Description                                                 Method of Filing
-----------                           -----------                                                 ----------------
4(a)           Certificate of Incorporation of First Albany Companies Inc.       Incorporated by reference to Exhibit No. 3.1 to
                                                                                 Registration Statement No. 33-1353.

4(b)           Amendment to Certificate of Incorporation of First Albany         Incorporated by reference to Exhibit No. (3) (i) to
               Companies Inc.                                                    Form 10-Q for the quarter ended June 26, 1998.

4(c)           Amendment to Certificate of Incorporation of First Albany         Incorporated by reference to Appendix B to Proxy
               Companies Inc.                                                    Statement on Schedule 14A dated May 2, 2000.

4(d)           By laws of First Albany Companies Inc., as amended.               Incorporated by reference to Exhibit 3.2 to Form
                                                                                 10-K for the fiscal year ended December 31, 2002.

4(e)           Specimen Certificate of Common Stock, par value $.01 per share.   Incorporated by reference to Exhibit No. 4 to
                                                                                 Registration Statement No. 33-1353.

4(f)           First Albany Companies Inc. 2005 Deferred Compensation Plan For   Incorporated by reference to Appendix C to Proxy
               Professional and Other Highly Compensated Employees.              Statement on Schedule 14A dated March 24, 2005.

5              Opinion of the Registrant's Assistant Secretary as to the         Filed herewith.
               legality of securities offered under the Plan.

23(a)          Consent of PricewaterhouseCoopers LLP.                            Filed herewith.

23(b)          Consent of the Registrant's Assistant Secretary.                  Contained in the opinion filed as Exhibit 5.

24             Power of Attorney.                                                Included on the signature page.